UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  _____________

                                    FORM 8-K
                                  _____________

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  April 7, 2005
                Date of report (date of earliest event reported)

                                  _____________

                              DIGITAL FUSION, INC.
             (Exact Name of Registrant as Specified in its Charter)
                                  _____________



          Delaware                   0-24073                  13-3817344
 (State or Other Jurisdiction     (Commission               (IRS Employer
      of Incorporation)            File Number)           Identification No.)

                  4940-A Corporate Drive, Huntsville, AL 35805
                    (Address of Principal Executive Offices)

                                 (256) 837-2620
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former address, if Changed Since Last Report)

                                  _____________


Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

     On April 7, 2005 the Company entered into an employment agreement (the "Agreement") with Christopher Brunhoeber (the "Executive") pursuant to which the Company has retained the Executive to serve as Vice President - Finance of the Company. The following summary is qualified in its entirety by reference to the text of the Agreement.

     The Agreement provides for the employment of the Executive for a period of two years commencing on April 25, 2005, unless terminated earlier pursuant to the terms of the Agreement. Under the terms of the Employment Agreement, the Executive will receive annual compensation of no less than $95,000 and participate in the Company's Executive Incentive Plan. The Company granted to the Executive the option to purchase 60,000 shares of the Company's common stock exercisable at the price as of the grant date of which 20,000 shares will vest immediately and the remainder are subject to a vesting performance structure set by the Board of Directors. The Company will provide for the Executive's participation in the medical, dental, vision, life and disability insurance programs maintained by the Company for its employees. In addition, the Company shall pay the Executive a $75 a month allowance for telephone expenses.

     The Agreement also provides for the payment by the Company to the Executive of severance payments equal to two months of the Executive's current base salary plus any accrued incentive bonus upon a voluntary termination of employment for "good reason," an involuntary termination of employment without "cause," or a voluntary termination of employment following a reduction in the Executive's duties or title occurring within 12 months after a "change in control" of the Company. Following such a termination of employment, the Executive will receive
(i) all benefits that have vested under the terms of the Agreement, and (ii) health care coverage continuation rights under COBRA.

     In the event the Executive terminates his employment for other than "good reason," or the Company terminates the Executive's employment for "cause," the Executive shall not be entitled to receive any salary or other compensation or other benefits for any period after such termination. However, following such a termination of employment, the Executive will receive (i) all benefits that have vested under the terms of the Agreement, and (ii) health care coverage continuation rights under COBRA. The Agreement and all benefits provided under the Agreement will terminate immediately upon the death of the Executive, provided that the Executive's heirs and estate will receive all benefits that have vested under any written term of plan, and the Executive's dependents will receive health care coverage continuation rights under COBRA.

The Agreement contains restrictive covenants which prohibit the Executive from
(i) associating with a business that is competitive with any line of business of the Company for which the Executive provided services during the term of the Executive's employment, without the Company's consent and (ii) soliciting the Company's agents and employees during the term of the Executive's employment and for a period of one year following any termination of employment.


Section 5 - Corporate Governance and Management

Item 5.02(c) Appointment of Certain New Officers

As described above, Mr. Brunhoeber has been hired as Vice President of Finance of the Company, effective April 25, 2005.

Section 9 - Financial Statements Exhibits

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

     Exhibit No.         Description
     -----------         -----------

     99.1*               Press release dated April 12, 2005, issued by Digital
                         Fusion, Inc.


*  Filed herewith.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2005

                                 DIGITAL FUSION, INC.



                                 By: /s/ Roy E. Crippen, III
                                     -------------------------------------------
                                     Roy E. Crippen, III, Chairman of the Board
                                     and Chief Executive Officer

                            EXHIBIT INDEX


Exhibit No.          Description
-----------          -----------

99.1*                Press release dated April 12, 2005, issued by Digital
                     Fusion, Inc.


*  Filed herewith.